Exhbit II      Net Debt Service Schedule of So Cal Ed and PG&E Guaranteed Bonds:
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(Note: numbers are in millions)

                              PG&E            PG&E     So Cal Ed       So Cal Ed        Total Net
 Pay Year    Pay Month     Net Par    Net Interest       Net Par    Net Interest     Debt Service
--------------------------------------------------------------------------------------------------
       2001    1st Q                           5.7                           5.5             11.2
       2001    2nd Q                          12.2                           6.6             18.8
       2001    3rd Q                           5.9                           5.5             11.4
       2001    4th Q                          12.2                           6.6             18.8
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       2001    Total*                         36.0                          24.2             60.2

       2002    1st Q          12.8             5.9                           5.5             24.1
       2002    2nd Q                          12.2                           6.6             18.8
       2002    3rd Q                           5.4                           5.5             10.9
       2002    4th Q                          12.2           1.3             6.6             20.1
--------------------------------------------------------------------------------------------------
       2002    Total*         12.8            35.6           1.3            24.2             73.9

       2003                   60.7            35.1                          24.1            119.9
       2004                    8.6            34.0          13.1            24.1             79.8
       2005                    9.5            33.7                          23.3             66.5
       2006                                   33.1           5.0            23.2             61.3
       2007                                   33.1                          23.0             56.2
       2008                                   33.1                          23.0             56.2
       2009                   22.1            32.4                          23.0             77.5
       2010                                   31.7                          23.0             54.7
       2011                                   31.7                          23.0             54.7
       2012                                   31.7                          23.0             54.7
       2013                                   31.7                          23.0             54.7
       2014                                   31.7                          23.0             54.7
       2015                                   31.7           7.7            23.0             62.4
       2016                  185.0            31.7                          22.6            239.3
       2017                                   20.2           4.5            22.6             47.3
       2018                                   20.2           3.0            22.3             45.5
       2019                                   20.2                          22.1             42.3
       2020                                   20.2                          22.1             42.3
       2021                                   20.2           2.0            22.0             44.2
       2022                   25.4            20.1                          22.0             67.5
       2023                  119.7            17.9         145.8            17.7            301.1
       2024                    9.7            10.3          19.6            13.4             53.0
       2025                   11.2             9.5          13.7            12.1             46.6
       2026                  124.2             6.5          26.9            10.2            167.8
       2027                                                                  9.2              9.2
       2028                                                                  9.2              9.2
       2029                                                143.9             7.9            151.8
       2030                                                                  1.5              1.5
       2031                                                 27.8             1.5             29.3
                        --------------------------------------------------------------------------
               Total*        588.7           693.4         414.1           588.9          2,285.1

* Please note numbers may not add up due to rounding.